Marsh & McLennan Companies, Inc. 1166 Avenue of the Americas New York, New York 10036-2774 212 345 5000 www.mmc.com
Exhibit 99.1
NEWS RELEASE
MARSH & McLENNAN REPORTS FOURTH QUARTER AND FULL-YEAR 2019 RESULTS
Full-Year Revenue Growth of 11%; Underlying Revenue Growth of 4%
Full-Year GAAP Operating Income Declines 3%; Adjusted Operating Income Increases 14%
Full-Year GAAP EPS Increases 6% to $3.41; Adjusted EPS Increases 7% to $4.66
Fourth Quarter GAAP EPS Rises to $0.76; Adjusted EPS Grows 9% to $1.19

NEW YORK, January 30, 2020 — Marsh & McLennan Companies, Inc. (NYSE: MMC), the world’s leading professional services firm in the areas of risk, strategy and people, today reported financial results for the fourth quarter and year ended December 31, 2019.
"2019 was a historic year for Marsh & McLennan,” said Dan Glaser, President and CEO. "We closed the largest transaction in our Company’s history, maintained our momentum through the integration and met our key milestones. We grew total revenue 11% and generated 4% underlying growth. We increased our adjusted operating income by 14%, adjusted margin by 110 basis points and adjusted EPS by 7%. With a solid fourth quarter, we enter 2020 well positioned for continued growth."
Consolidated Results
Consolidated revenue in the fourth quarter of 2019 was $4.3 billion, an increase of 15% compared with the fourth quarter of 2018, or 3% on an underlying basis. Underlying revenue growth is calculated as if Marsh & McLennan and Jardine Lloyd Thompson were a combined company a year ago, but excludes the impact of currency, other acquisitions, dispositions, and transfers among businesses. Operating income was $592 million compared with $621 million in the prior year period. Adjusted operating income, which excludes noteworthy items as presented in the attached supplemental schedules, rose 17% to $856 million. Net income attributable to the Company was $391 million, or $0.76 per diluted share, compared with $0.30 in the fourth quarter of 2018. Adjusted earnings per share increased 9% to $1.19 compared with $1.09 for the prior year period.
For the year 2019, revenue was $16.7 billion, an increase of 11% compared with 2018, or 4% on an underlying basis. Operating income was $2.7 billion, while adjusted operating income rose 14% to $3.4 billion. Net income attributable to the Company was $1.7 billion. Earnings per share increased 6% to $3.41. Adjusted earnings per share increased 7% to $4.66 compared with $4.35 in 2018.

Risk & Insurance Services
Risk & Insurance Services revenue was $2.4 billion in the fourth quarter of 2019, an increase of 24%, or 3% on an underlying basis. Operating income was $365 million, compared with $383 million in the fourth quarter of 2018. Adjusted operating income increased 31% to $550 million. For the year 2019, revenue was $9.6 billion, an increase of 17%, or 4% on an underlying basis. Operating income was $1.8 billion, compared to $1.9 billion for the full year of 2018. Adjusted operating income rose 17% to $2.3 billion.
Marsh's revenue in the fourth quarter of 2019 was $2.2 billion, an increase of 23%, or 3% on an underlying basis. In U.S./Canada, underlying revenue rose 4%. International operations produced underlying revenue growth of 1%, reflecting underlying growth of 7% in Asia Pacific and 2% in Latin America, partially offset by a decline of 1% in EMEA. For the year 2019, Marsh’s revenue growth was 17%, or 4% on an underlying basis.
Guy Carpenter's fourth quarter revenue was $152 million, up 10% on an underlying basis. For the year 2019, Guy Carpenter’s underlying revenue growth was 5%.
Consulting
Consulting revenue was $1.9 billion in the fourth quarter of 2019, an increase of 4%, or 2% on an underlying basis. Operating income of $336 million rose 14%. Adjusted operating income was flat at $359 million. For the year 2019, revenue was $7.1 billion, up 5%, or 3% on an underlying basis. Operating income increased 10% to $1.2 billion, and adjusted operating income increased 9% to $1.3 billion.
Mercer’s revenue was $1.3 billion in the fourth quarter of 2019, an increase of 8%, or 4% on an underlying basis. Health, with revenue of $455 million, was up 6% on an underlying basis. Career revenue of $250 million increased 4% on an underlying basis, and Wealth revenue of $621 million increased 2% on an underlying basis. For the year 2019, Mercer’s revenue growth was 6%, or 2% on an underlying basis.
Oliver Wyman’s revenue was $559 million in the fourth quarter of 2019, a decrease of 2% on an underlying basis. For the year 2019, Oliver Wyman’s revenue increased to $2.1 billion, up 6% on an underlying basis.
Other Items
The Company repurchased 1.8 million shares of its common stock for $185 million in the fourth quarter. For the year 2019, 4.8 million shares were repurchased for $485 million.

Conference Call
A conference call to discuss fourth quarter and full year 2019 results will be held today at 8:30 a.m. Eastern time. To participate in the teleconference, please dial +1 888 204 4368. Callers from outside the United States should dial +1 323 794 2434. The access code for both numbers is 3870718. The live audio webcast may be accessed at MMC.com. A replay of the webcast will be available approximately two hours after the event.
About Marsh & McLennan Companies
Marsh & McLennan (NYSE: MMC) is the world’s leading professional services firm in the areas of risk, strategy and people. The Company’s 76,000 colleagues advise clients in over 130 countries. With annual revenue of $17 billion, Marsh & McLennan helps clients navigate an increasingly dynamic and complex environment through four market-leading businesses. Marsh advises individual and commercial clients of all sizes on insurance broking and innovative risk management solutions. Guy Carpenter develops advanced risk, reinsurance and capital strategies that help clients grow profitably and pursue emerging opportunities. Mercer delivers advice and technology-driven solutions that help organizations redefine the world of work, reshape retirement and investment outcomes, and unlock health and wellbeing for a changing workforce. Oliver Wyman serves as a critical strategic, economic and brand advisor to private sector and governmental clients. For more information, visit mmc.com, follow us on LinkedIn and Twitter @mmc_global or subscribe to BRINK.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995. These statements, which express management's current views concerning future events or results, use words like "anticipate," "assume," "believe," "continue," "estimate," "expect," "intend," "plan," "project" and similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." Forward-looking statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Factors that could materially affect our future results include, among other things:

•
our ability to compete effectively and adapt to changes in the competitive environment, including to respond to technological change, disintermediation, digital disruption and other types of innovation;

•	the impact from lawsuits, other contingent liabilities and loss contingencies arising from errors and omissions, breach of fiduciary duty or other claims against us;

•	our ability to attract and retain industry leading talent;

•
our organization's ability to maintain adequate safeguards to protect the security of our information systems and confidential, personal or proprietary information, particularly given the large volume of our vendor network and the need to identify and patch software vulnerabilities, including those in the existing JLT information systems;

•	our ability to successfully integrate or achieve the intended benefits of our acquisitions, including JLT;

•	the impact of investigations, reviews, or other activity by regulatory or law enforcement authorities, including the ongoing investigation by the European Commission competition authority;

•
our ability to maintain our credit ratings and repay our outstanding long-term debt in a timely manner and on favorable terms, including approximately $6.8 billion issued in connection with the acquisition of JLT;

•	the regulatory, contractual and reputational risks that arise based on insurance placement activities and various insurer revenue streams;

•
the financial and operational impact of complying with laws and regulations where we operate and the risks of noncompliance with such laws, including cybersecurity and data privacy regulations such as the E.U.’s General Data Protection Regulation, anti-corruption laws such as the U.S. Foreign Corrupt Practices Act, U.K. Anti-Bribery Act and trade sanctions regimes;

•
our ability to manage risks associated with our investment management and related services business, including potential conflicts of interest between investment consulting and fiduciary management services;

•
the impact of macroeconomic, political, regulatory or market conditions on us, our clients and the industries in which we operate, including the impact of Brexit or the inability to collect on our receivables;

•	our ability to successfully recover if we experience a business continuity problem due to cyberattack, natural disaster, pandemic or otherwise; and

•	the impact of changes in tax laws, guidance and interpretations, including certain provisions of the U.S. Tax Cuts and Jobs Act, or disagreements with tax authorities.
The factors identified above are not exhaustive. Marsh & McLennan Companies and its subsidiaries operate in a dynamic business environment in which new risks emerge frequently. Accordingly, we caution readers not to place undue reliance on any forward-looking statements, which are based only on information currently available to us and speak only as of the dates on which they are made. The Company undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date on which it is made.
Further information concerning Marsh & McLennan Companies and its businesses, including information about factors that could materially affect our results of operations and financial condition, is contained in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section and the "Management’s Discussion and Analysis of Financial Condition and Results of Operations" section of our most recently filed Annual Report on Form 10-K.

Marsh & McLennan Companies, Inc.
Consolidated Statements of Income
(In millions, except per share figures)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue	$4,264	$3,712	$16,652	$14,950
Expense:
Compensation and Benefits	2,478	2,163	9,734	8,605
Other Operating Expenses	1,194	928	4,241	3,584
Operating Expenses	3,672	3,091	13,975	12,189
Operating Income	592	621	2,677	2,761
Other Net Benefit Credits	62	21	265	215
Interest Income	5	3	39	11
Interest Expense	(130)	(92)	(524)	(290)
Cost of Extinguishment of Debt	—	—	(32)	—
Investment Income (Loss)	2	12	22	(12)
Acquisition Related Derivative Contracts	—	(341)	(8)	(441)
Income Before Income Taxes	531	224	2,439	2,244
Income Tax Expense	135	65	666	574
Income from Continuing Operations	396	159	1,773	1,670
Discontinued Operations, Net of Tax	—	—	—	—
Net Income Before Non-Controlling Interests	396	159	1,773	1,670
Less: Net Income Attributable to Non-Controlling Interests	5	6	31	20
Net Income Attributable to the Company	$391	$153	$1,742	$1,650
Net Income Per Share Attributable to the Company
- Basic	$0.77	$0.30	$3.44	$3.26
- Diluted	$0.76	$0.30	$3.41	$3.23
Average Number of Shares Outstanding
- Basic	504	504	506	506
- Diluted	510	509	511	511
Shares Outstanding at December 31	504	504	504	504

JLT’s results of operations for the three months ended December 31, 2019 are included in the Company’s results of operations for the fourth quarter of 2019. JLT's results of operations from April 1, 2019 through December 31, 2019 are included in the Company's results of operations for the twelve-month period ended December 31, 2019. Prior periods in 2018 do not include JLT’s results.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Three Months Ended December 31
(Millions) (Unaudited)
The Company conducts business in more than 130 countries. As a result, foreign exchange rate movements may impact period-to-period comparisons of revenue. Similarly, certain other items such as the revenue impact of acquisitions and dispositions, including transfers among businesses, may impact period-to-period comparisons of revenue. Underlying revenue measures the change in revenue from one period to the next by isolating these impacts.
The calculation of underlying revenue growth for the three months ended December 31, 2019 includes the results of JLT. The column "2018 Including JLT" includes JLT's prior year fourth quarter revenue (See reconciliation of non-GAAP measures on page 14). All other acquisitions/dispositions activity is included in the acquisitions/dispositions column.

						Components of Revenue Change Including JLT*
	Three Months Ended December 31,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2019	2018
Risk and Insurance Services
Marsh	$2,219	$1,804	23%	$2,211	—	(1)%	(1)%	3%
Guy Carpenter	152	102	49%	150	2%	—	(8)%	10%
Subtotal	2,371	1,906	24%	2,361	—	(1)%	(2)%	3%
Fiduciary Interest Income	25	19		24
Total Risk and Insurance Services	2,396	1,925	24%	2,385	1%	(1)%	(2)%	3%
Consulting
Mercer	1,326	1,228	8%	1,324	—	(1)%	(3)%	4%
Oliver Wyman	559	577	(3)%	577	(3)%	(1)%	—	(2)%
Total Consulting	1,885	1,805	4%	1,901	(1)%	(1)%	(2)%	2%
Corporate/Eliminations	(17)	(18)		(18)
Total Revenue	$4,264	$3,712	15%	$4,268	—	(1)%	(2)%	3%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

						Components of Revenue Change Including JLT*
	Three Months Ended December 31,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2019	2018
Marsh:
EMEA	$661	$522	26%	$736	(10)%	(1)%	(8)%	(1)%
Asia Pacific	255	169	51%	251	2%	(1)%	(4)%	7%
Latin America	156	121	30%	165	(5)%	(6)%	(1)%	2%
Total International	1,072	812	32%	1,152	(7)%	(2)%	(6)%	1%
U.S./Canada	1,147	992	15%	1,059	8%	—	4%	4%
Total Marsh	$2,219	$1,804	23%	$2,211	—	(1)%	(1)%	3%
Mercer:
Wealth	621	543	14%	618	—	(1)%	—	2%
Health	455	449	1%	471	(3)%	—	(9)%	6%
Career	250	236	6%	235	6%	(1)%	3%	4%
Total Mercer	$1,326	$1,228	8%	$1,324	—	(1)%	(3)%	4%

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Supplemental Information - Revenue Analysis
Twelve Months Ended December 31
(Millions) (Unaudited)
The Company conducts business in more than 130 countries. As a result, foreign exchange rate movements may impact period-to-period comparisons of revenue. Similarly, certain other items such as the revenue impact of acquisitions and dispositions, including transfers among businesses, may impact period-to-period comparisons of revenue. Underlying revenue measures the change in revenue from one period to the next by isolating these impacts.
The calculation of underlying revenue growth for the twelve months ended December 31, 2019 includes the results of JLT. The column "2018 Including JLT" includes JLT's prior year revenue beginning April 1, 2018 (See reconciliation of non-GAAP measures on page 14). The decrease in revenue due to the disposal of JLT's aerospace business in the second quarter of 2019 is reflected in the acquisitions/dispositions column. All other acquisitions/dispositions activity is included in the acquisitions/dispositions column.

						Components of Revenue Change Including JLT*
	Twelve Months Ended December 31,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2019	2018
Risk and Insurance Services
Marsh	$8,014	$6,877	17%	$7,895	2%	(2)%	—	4%
Guy Carpenter	1,480	1,286	15%	1,442	3%	(1)%	(1)%	5%
Subtotal	9,494	8,163	16%	9,337	2%	(2)%	—	4%
Fiduciary Interest Income	105	65		78
Total Risk and Insurance Services	9,599	8,228	17%	9,415	2%	(2)%	—	4%
Consulting
Mercer	5,021	4,732	6%	5,001	—	(2)%	—	2%
Oliver Wyman Group	2,122	2,047	4%	2,047	4%	(2)%	—	6%
Total Consulting	7,143	6,779	5%	7,048	1%	(2)%	—	3%
Corporate/Eliminations	(90)	(57)		(57)
Total Revenue	$16,652	$14,950	11%	$16,406	2%	(2)%	—	4%
Revenue Details
The following table provides more detailed revenue information for certain of the components presented above:

						Components of Revenue Change Including JLT*
	Twelve Months Ended December 31,		% Change GAAP Revenue	2018 Including JLT	% Change Including JLT in 2018	Currency Impact	Acquisitions/ Dispositions/ Other Impact	Underlying Revenue
	2019	2018
Marsh:
EMEA	$2,482	$2,132	16%	$2,607	(5)%	(3)%	(2)%	1%
Asia Pacific	953	683	39%	948	1%	(3)%	(3)%	7%
Latin America	460	400	15%	515	(11)%	(8)%	(6)%	3%
Total International	3,895	3,215	21%	4,070	(4)%	(4)%	(3)%	3%
U.S./Canada	4,119	3,662	12%	3,825	8%	—	3%	5%
Total Marsh	$8,014	$6,877	17%	$7,895	2%	(2)%	—	4%
Mercer:
Wealth	2,369	2,185	8%	2,394	(1)%	(3)%	2%	—
Health	1,796	1,735	4%	1,793	—	(1)%	(3)%	5%
Career	856	812	5%	814	5%	(2)%	3%	5%
Total Mercer	$5,021	$4,732	6%	$5,001	—	(2)%	—	2%

* Components of revenue change may not add due to rounding.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Actual as Reported
Three Months Ended December 31
(Millions) (Unaudited)

Overview
The Company reports its financial results in accordance with accounting principles generally accepted in the United States (referred to in this release as "GAAP" or "reported" results). The Company also refers to and presents below certain additional non-GAAP financial measures, within the meaning of Regulation G under the Securities Exchange Act of 1934. These measures are: adjusted operating income (loss), adjusted operating margin, adjusted income, net of tax and adjusted earnings per share (EPS). The Company has included reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP in the following tables.

The Company believes these non-GAAP financial measures provide useful supplemental information that enables investors to better compare the Company’s performance across periods. Management also uses these measures internally to assess the operating performance of its businesses, to assess performance for employee compensation purposes and to decide how to allocate resources. However, investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that the Company reports in accordance with GAAP. The Company's non-GAAP measures include adjustments that reflect how management views our businesses, and may differ from similarly titled non-GAAP measures presented by other companies.

Adjusted Operating Income (Loss) and Adjusted Operating Margin
Adjusted operating income (loss) is calculated by excluding the impact of certain noteworthy items from the Company's GAAP operating income or (loss). The following tables identify these noteworthy items and reconcile adjusted operating income (loss) to GAAP operating income or loss, on a consolidated and segment basis, for the three and twelve months ended December 31, 2019 and 2018. The following tables also present adjusted operating margin. In 2019, the Company changed its methodology for calculating adjusted operating margin due to the significant amount of identified intangible asset amortization related to the JLT Transaction on April 1, 2019. For the three and twelve months ended December 31, 2019 and 2018, adjusted operating margin is calculated by dividing the sum of adjusted operating income plus identified intangible asset amortization by consolidated or segment adjusted revenue.

The information presented below represents the actual as reported results for the three months ended December 31, 2019 and 2018. Results for the three months ended December 31, 2018 are for MMC only, as previously reported, and do not include JLT results.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Three Months Ended December 31, 2019
Operating income (loss)	$365	$336	$(109)	$592
Operating margin	15.2%	17.8%	N/A	13.9%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	28	13	15	56
Changes in contingent consideration (b)	41	1	—	42
JLT integration and restructuring costs (c)	95	8	40	143
JLT acquisition-related costs (d)	16	1	—	17
Disposal of businesses	2	—	—	2
Other	3	—	1	4
Operating income adjustments	185	23	56	264
Adjusted operating income (loss)	$550	$359	$(53)	$856
Total identified intangible amortization expense	$66	$13	$—	$79
Adjusted operating margin	25.7%	19.7%	N/A	21.9%

As Reported Results
Three Months Ended December 31, 2018
Operating income (loss), as reported	$383	$294	$(56)	$621
Operating margin	19.9%	16.3%	N/A	16.7%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	12	51	3	66
Changes in contingent consideration (b)	6	7	—	13
JLT acquisition related costs (c)	5	—	7	12
Subsidiary or affiliate transactions (e)	11	6	—	17
Other	1	1	—	2
Operating income adjustments	35	65	10	110
Adjusted operating income (loss)	$418	$359	$(46)	$731
Total identified intangible amortization expense	$40	$8	$—	$48
Adjusted operating margin	23.7%	20.3%	N/A	20.9%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Risk & Insurance Services in 2019 reflects severance and related charges from non-JLT merger integration costs. Consulting in 2019 reflects severance related to the Mercer restructuring program. Risk & Insurance Services in 2018 reflects severance and consulting costs related to the Marsh simplification initiative.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Includes costs incurred for staff reductions, lease related exit costs as well as consulting costs related to the JLT Transaction.
(d) Reflects retention costs in the Risk & Insurance Services and Consulting segments related to the closing of the JLT Transaction.
(e) Dispositions or deconsolidation of businesses and results of certain equity method investments are reflected as an increase or decrease of other revenue, which is reflected as part of revenue in the consolidated statements of income. These items are removed from GAAP revenue in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - Actual as Reported
Twelve Months Ended December 31
(Millions) (Unaudited)
The information presented below represents the actual as reported data for the twelve months ended December 31, 2019 and 2018. Results for the twelve months ended December 31, 2018 are for MMC only, as previously reported, and do not include JLT results.

	Risk & Insurance Services	Consulting	Corporate/ Eliminations	Total
Twelve Months Ended December 31, 2019
Operating income (loss)	$1,833	$1,210	$(366)	$2,677
Operating margin	19.1%	16.9%	N/A	16.1%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	34	56	22	112
Changes in contingent consideration (b)	65	3	—	68
JLT integration and restructuring costs (c)	229	18	88	335
JLT acquisition-related costs (d)	97	2	51	150
Disposal of businesses (e)	15	(14)	—	1
Other	6	—	2	8
Operating income adjustments	446	65	163	674
Adjusted operating income (loss)	$2,279	$1,275	$(203)	$3,351
Total identified intangible amortization expense	$260	$54	$—	$314
Adjusted operating margin	26.3%	18.6%	N/A	22.0%

As Reported Results
Twelve Months Ended December 31, 2018
Operating income (loss), as reported	$1,864	$1,099	$(202)	$2,761
Operating margin	22.7%	16.2%	N/A	18.5%
Add (Deduct) impact of Noteworthy Items:
Restructuring, excluding JLT (a)	99	52	10	161
Changes in contingent consideration (b)	22	10	—	32
JLT acquisition related costs (d)	5	—	7	12
Subsidiary or affiliate transactions (f)	(35)	6	—	(29)
Other	1	—	—	1
Operating income adjustments	92	68	17	177
Adjusted operating income (loss)	$1,956	$1,167	$(185)	$2,938
Total identified intangible amortization expense	$151	$32	$—	$183
Adjusted operating margin	25.7%	17.7%	N/A	20.9%

(a) Includes severance and related charges from restructuring activities, adjustments to restructuring liabilities for future rent under non-cancellable leases and other real estate costs, and restructuring costs related to the integration of recent acquisitions. Risk & Insurance Services in 2019 reflects severance and related charges from non-JLT merger integration costs. Consulting in 2019 reflects severance related to the Mercer restructuring program. Risk & Insurance Services in 2018 reflects severance and consulting costs related to the Marsh simplification initiative.

(b) Primarily includes the change in fair value as measured each quarter of contingent consideration related to acquisitions.
(c) Includes costs incurred for staff reductions, lease related exit costs as well as legal and consulting costs related to the integration.
(d) Includes advisor fees and stamp duty taxes related to the closing of the JLT Transaction and retention costs. Also includes the loss on the sale of JLT's aerospace business, which is included in revenue. This loss is removed from GAAP revenue in the calculation of adjusted operating income.

(e) Reflects the loss on the sale of a U.S. Specialty business at Marsh and a gain on the sale of Mercer's stand-alone U.S. large market health and defined benefit administration business, which are both included in revenue. These amounts are removed from GAAP revenue in the calculation of adjusted operating income.

(f) Dispositions or deconsolidation of businesses and results of certain equity method investments are reflected as an increase or decrease of other revenue, which is reflected as part of revenue in the consolidated statements of income. These items are removed from GAAP revenue in the calculation of adjusted operating margin.

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures
Three and Twelve Months Ended December 31
(Millions) (Unaudited)

Adjusted income, net of tax is calculated as the Company's GAAP income from continuing operations, adjusted to reflect the after tax impact of the operating income adjustments set forth in the preceding tables and investments gains or losses related to the impact of mark-to-market adjustments on certain equity securities and adjustments to provisional 2017 tax estimates. Adjustments also include JLT acquisition related items, including change in fair value of derivative contracts, financing costs and interest income on funds held in escrow. Adjusted EPS is calculated by dividing the Company’s adjusted income, net of tax, by MMC's average number of shares outstanding-diluted for the relevant period. The following tables reconcile adjusted income, net of tax to GAAP income from continuing operations and adjusted EPS to GAAP EPS for the three and twelve months ended December 31, 2019 and 2018. Results for the three and twelve months ended December 31, 2018 are for MMC only, as previously reported, and do not include JLT results.

	Three Months Ended December 31, 2019			Three Months Ended December 31, 2018
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$396			$159
Less: Non-controlling interest, net of tax		5			6
Subtotal		$391	$0.76		$153	$0.30
Operating income adjustments	$264			$110
Investments adjustment (a)	—			(8)
Pension settlement adjustment/charge (b)	9			42
Change in fair value of acquisition related derivative contracts (c)	—			341
Financing costs (d)	—			27
Impact of income taxes on above items	(54)			(113)
Adjustments to provisional 2017 tax estimates (f)	—			6
		219	0.43		405	0.79
Adjusted income, net of tax		$610	$1.19		$558	$1.09

	Twelve Months Ended December 31, 2019			Twelve Months Ended December 31, 2018
	Amount		Adjusted EPS	Amount		Adjusted EPS
Net income before non-controlling interests, as reported		$1,773			$1,670
Less: Non-controlling interest, net of tax		31			20
Subtotal		$1,742	$3.41		$1,650	$3.23
Operating income adjustments	$674			$177
Investments adjustment (a)	(10)			29
Pension settlement adjustment/charge (b)	7			42
Change in fair value of acquisition related derivative contracts (c)	8			441
Financing costs (d)	53			30
Interest on funds held in escrow (e)	(25)			—
Early extinguishment of debt	32			—
Impact of income taxes on above items	(99)			(139)
Adjustments to provisional 2017 tax estimates (f)	—			(5)
		640	1.25		575	1.12
Adjusted income, net of tax		$2,382	$4.66		$2,225	$4.35

(a) The Company recorded mark-to-market gains of $8 million for the three month period ended December 31, 2018 and gains of $10 million and $54 million for the twelve month periods ended December 31, 2019 and 2018, respectively, which are included in investment income in the consolidated statements of income.

In 2018, the Company had an investment in Alexander Forbes (“AF”), which is accounted for using the equity method. Based on the extent of and duration over which the shares traded below the Company’s carrying value, the Company determined the decline was other than temporary and during the third quarter of 2018, recorded a charge of $83 million in Investment gain or loss.

(b) Pension settlement charge resulting from lump sum settlements elected by participants. Recognition of these payments as a partial settlement was required because in each respective plan the lump sum payments exceeded the total of interest and service cost for the year.

(c) Reflects the change in fair value of derivatives that were not redesignated as accounting hedges following the JLT acquisition, a deal contingent foreign exchange contract and derivative contracts related to debt issuances.

(d) Reflects interest expense on debt issuances and amortization of bridge financing fees related to the acquisition of JLT (prior to April 1, 2019).
(e) Interest income earned on funds held in escrow related to the JLT acquisition (prior to April 1, 2019).
(f) Reflects adjustments to provisional 2017 year-end estimates of transition taxes and U.S. deferred tax assets and liabilities from U.S. tax reform.

Marsh & McLennan Companies, Inc.
Supplemental Information
Three and Twelve Months Ended December 31
(Millions) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Consolidated
Compensation and Benefits	$2,478	$2,163	$9,734	$8,605
Other operating expenses	1,194	928	4,241	3,584
Total Expenses	$3,672	$3,091	$13,975	$12,189

Depreciation and amortization expense	$88	$75	$333	$311
Identified intangible amortization expense	79	48	314	183
Total	$167	$123	$647	$494

Stock option expense	$3	$2	$26	$22

Risk and Insurance Services
Compensation and Benefits	$1,358	$1,069	$5,370	$4,485
Other operating expenses	673	473	2,396	1,879
Total Expenses	$2,031	$1,542	$7,766	$6,364

Depreciation and amortization expense	$42	$31	$156	$139
Identified intangible amortization expense	66	40	260	151
Total	$108	$71	$416	$290

Consulting
Compensation and Benefits	$1,002	$1,007	$3,934	$3,760
Other operating expenses	547	504	1,999	1,920
Total Expenses	$1,549	$1,511	$5,933	$5,680

Depreciation and amortization expense	$27	$24	$102	$98
Identified intangible amortization expense	13	8	54	32
Total	$40	$32	$156	$130

JLT’s results of operations for the three months ended December 31, 2019 are included in the Company’s results of operations for the fourth quarter of 2019. JLT's results of operations from April 1, 2019 through December 31, 2019 are included in the Company's results of operations for the twelve-month period ended December 31, 2019. Prior periods in 2018 do not include JLT’s results.

Marsh & McLennan Companies, Inc.
Consolidated Balance Sheets
(Millions) (Unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,155	$1,066
Net receivables	5,236	4,317
Other current assets	677	551
Total current assets	7,068	5,934

Goodwill and intangible assets	17,405	11,036
Fixed assets, net	858	701
Pension related assets	1,632	1,688
Right of use assets	1,921	—
Deferred tax assets	676	680
Other assets	1,757	1,539
TOTAL ASSETS	$31,317	$21,578

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$1,215	$314
Accounts payable and accrued liabilities	2,746	2,234
Accrued compensation and employee benefits	2,197	1,778
Acquisition related derivatives	—	441
Current lease liabilities	342	—
Accrued income taxes	179	157
Total current liabilities	6,679	4,924

Fiduciary liabilities	7,344	5,001
Less - cash and investments held in a fiduciary capacity	(7,344)	(5,001)
	—	—
Long-term debt	10,741	5,510
Pension, post-retirement and post-employment benefits	2,336	1,911
Long-term lease liabilities	1,926	—
Liabilities for errors and omissions	335	287
Other liabilities	1,357	1,362

Total equity	7,943	7,584
TOTAL LIABILITIES AND EQUITY	$31,317	$21,578

Marsh & McLennan Companies, Inc.
Consolidated Statements of Cash Flows
(Millions) (Unaudited)

	For the Years Ended December 31,
	2019	2018
Operating cash flows:
Net income before non-controlling interests	$1,773	$1,670
Adjustments to reconcile net income to cash provided by operations:
Depreciation and amortization of fixed assets and capitalized software	333	311
Amortization of intangible assets	314	183
Non cash lease expense	315	—
Adjustments and payments related to contingent consideration liability	27	(4)
Loss on deconsolidation of a business	—	11
Cost of early extinguishment of debt	32	—
(Benefit) Provision for deferred income taxes	84	(39)
Loss (Gain) on investments	(22)	12
Loss (Gain) on disposition of assets	56	(48)
Share-based compensation expense	252	193
Change in fair value of acquisition related derivative contracts	8	441
Changes in assets and liabilities:
Net receivables	(130)	(78)
Other current assets	(13)	26
Other assets	(1)	(37)
Accounts payable and accrued liabilities	120	23
Accrued compensation and employee benefits	154	68
Accrued income taxes	42	(40)
Contributions to pension and other benefit plans in excess of current year expense/credit	(369)	(291)
Other liabilities	(172)	9
Operating lease liabilities	(327)	—
Effect of exchange rate changes	(115)	18
Net cash provided by operations	2,361	2,428
Financing cash flows:
Purchase of treasury shares	(485)	(675)
Increase in short term borrowings	300	—
Proceeds from issuance of debt	6,459	591
Repayments of debt	(1,064)	(263)
Payment of bridge loan fees	—	(35)
Payments for early extinguishment of debt	(585)	—
Purchase of non-controlling interests	(80)	—
Acquisition-related derivative payments	(337)	—
Shares withheld for taxes on vested units – treasury shares	(89)	(67)
Issuance of common stock from treasury shares	158	93
Payments of deferred and contingent consideration for acquisitions	(65)	(117)
Distributions of non-controlling interests	(16)	(30)
Dividends paid	(890)	(807)
Net cash provided by (used for) financing activities	3,306	(1,310)
Investing cash flows:
Capital expenditures	(421)	(314)
Net sales of long-term investments	183	4
Purchase of equity investment	(91)	—
Proceeds from sales of fixed assets	10	3
Dispositions	229	110
Acquisitions	(5,505)	(884)
Other, net	(76)	(8)
Net cash used for investing activities	(5,671)	(1,089)
Effect of exchange rate changes on cash and cash equivalents	93	(168)
Increase (decrease) in cash and cash equivalents	89	(139)
Cash and cash equivalents at beginning of year	1,066	1,205
Cash and cash equivalents at end of year	$1,155	$1,066

Marsh & McLennan Companies, Inc.
Reconciliation of Non-GAAP Measures - 2018 Revenue Including JLT
Three and Twelve Months Ended December 31, 2018
(Millions) (Unaudited)
On April 1, 2019, the Company completed its previously announced acquisition of Jardine Lloyd Thompson Group, plc. JLT results of operations for the three months ended December 31, 2019 are included in the Company’s results of operations for the fourth quarter of 2019. Prior periods in 2018 do not include JLT’s results. Prior to being acquired by the Company, JLT operated in three segments, Specialty, Reinsurance and Employee Benefits. As of April 1, 2019, the historical JLT businesses were combined into MMC operations as follows: JLT Specialty was included by geography within Marsh, JLT Reinsurance was included within Guy Carpenter and the majority of the JLT Employee Benefits business was included in Mercer Health and Wealth.
The JLT Transaction had a significant impact on the Company’s results of operations in 2019. The Company believes that in addition to the change in reported GAAP revenue, a comparison of 2019 revenue to the combined 2018 revenue of MMC and JLT would provide investors useful information about the year-over-year results.
The table below sets forth revenue information as if the companies were combined on April 1, 2018. Consistent with consolidated revenue in 2019, the twelve months ended December 31, 2018 does not include JLT revenue for the period from January 1 to March 31, 2018. JLT 2018 revenue information is derived from the "JLT Supplemental Information - Revenue Analysis" furnished to the SEC on June 6, 2019 on Form 8-K and includes the revenue from JLT’s aerospace business. Please see the notes to the supplemental information on that Form 8-K for additional information.

	Three Months Ended December 31, 2018	Twelve Months Ended December 31, 2018
MMC As Previously Reported
Risk & Insurance Services
Marsh	$1,804	$6,877
Guy Carpenter	102	1,286
Subtotal	1,906	8,163
Fiduciary Interest Income	19	65
Total Risk & Insurance Services	1,925	8,228
Consulting
Mercer	1,228	4,732
Oliver Wyman	577	2,047
Total Consulting	1,805	6,779
Corporate/Eliminations	(18)	(57)
Total Revenue	$3,712	$14,950

JLT 2018
Specialty (Marsh)	$407	$1,018
Reinsurance (Guy Carpenter)	48	156
Employee Benefits (Mercer)	96	269
Subtotal	551	1,443
Fiduciary Interest Income	5	13
Total Revenue	$556	$1,456

2018 Including JLT
Marsh	$2,211	$7,895
Guy Carpenter	150	1,442
Subtotal	2,361	9,337
Fiduciary Interest Income	24	78
Total Risk & Insurance Services	2,385	9,415
Consulting
Mercer	1,324	5,001
Oliver Wyman	577	2,047
Total Consulting	1,901	7,048
Corporate/Eliminations	(18)	(57)
Total Revenue	$4,268	$16,406